EXHIBIT 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700
Skyworks Reports First Fiscal Quarter 2006 Results
Grows Core Business Ten Percent Sequentially;
Generates $22 Million in Cash Flow from Operations
     WOBURN, Mass., Jan. 25, 2006 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an industry leader in radio solutions and precision analog semiconductors, today announced revenue of $198.3 million for the first fiscal quarter ended December 30, 2005, compared to $190.2 million in the previous quarter and $220.2 million in the same period a year ago. Revenue from the company’s RF solutions and linear products portfolio was $180.5 million, up 10 percent when compared to $163.7 million last quarter. As anticipated, revenue within the cellular baseband product area was $17.8 million, a decline from $26.5 million in the fourth fiscal quarter, reflecting a shift from tier-three suppliers to leading cellular handset OEMs.
     Operating income computed in accordance with U.S. Generally Accepted Accounting Principles (GAAP) for the first fiscal quarter was $8.5 million compared to $7.1 million in the fourth fiscal quarter of 2005. GAAP operating income in the corresponding period a year ago was $22.9 million. On a pro forma basis, operating income for the first fiscal quarter was $13.9 million, a 56 percent sequential increase against guidance of a 50 percent improvement, and versus $23.7 million in the same period a year ago. GAAP diluted earnings per share during the quarter was $0.03, while pro forma diluted earnings per share was $0.07, in line with consensus estimates.
     Pro forma results, which are a supplement to financial results based on GAAP, exclude certain charges including share-based compensation, amortization of intangible assets and non-recurring items. The company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and economic performance.
     For the first time, GAAP operating income includes a $3.0 million charge related to the expensing of equity-based incentives in accordance with FASB Statement No. 123(R), which requires that the company account for all share-based compensation in its statement of operations.
     “Ten percent sequential revenue growth across our RF solutions and linear products portfolio signals growing demand for our newest semiconductor solutions. At the same time, we strengthened our balance sheet through the generation of $22 million in cash flow from operations,” said David J. Aldrich, Skyworks’ president and chief executive officer. “Our Helios™ EDGE radios are now supporting the majority of top tier OEMs, with aggressive ramps ongoing at LG, beginning at Samsung, and to be followed later this year at Motorola. Our WCDMA front-end module and multimode radio traction, coupled with the launch of our newest precision analog solutions, are setting the stage for a strong second half of 2006,” concluded Aldrich.
First Fiscal Quarter 2006 Product Highlights
Mobile Platforms
•	Signed a strategic agreement with Motorola for the supply of Helios™ DigRF radios in support of next generation EDGE platforms

•	Initiated volume production of Helios™ Mini radios at Samsung for integration within nine forthcoming EDGE models

•	Powered LG Electronics’ EDGE handsets with Helios™ radios

•	Introduced the world’s smallest and lowest cost GPRS radio at LG Electronics as they target emerging markets

•	Supported Sony Ericsson’s highly successful suite of GPRS/EDGE Walkman handsets with highly customized power amplifier modules
Linear Products
•	Commenced volume production of our newly released innovative CMOS switch solutions for satellite receivers

•	Ramped front-end modules as part of Broadcom’s 54g™ WLAN reference design

•	Secured amplifier sockets at Alcatel in support of 3G base stations

•	Launched ultra-low power transmit chain solutions for cellular infrastructure applications

Business Outlook
     “Despite traditional handset market seasonality of a 10 to 15 percent sequential unit decline, we are forecasting better performance with March quarterly revenue down only nine percent sequentially to approximately $180 million, driven by our ability to capture increasing semiconductor content per platform,” said Allan M. Kline, Skyworks’ vice president and chief financial officer.
     Skyworks will discuss its business outlook in more detail on its conference call to be held with investors and analysts today at 5:00 p.m.
Skyworks’ First Fiscal Quarter 2006 Conference Call
     Skyworks will host a conference call at 5:00 p.m. Eastern time today to discuss results for the first fiscal quarter of 2006. To listen to the conference call via the Internet, please visit the Investor Relations section of Skyworks’ Web site at www.skyworksinc.com. To listen to the conference call via telephone, please call 800-819-9193 (domestic) or 913-981-4911 (international), security code: Skyworks.
     Playback of the conference call will begin at 9 p.m. ET on Wednesday, Jan. 25, and end at 9 p.m. ET on Wednesday, Feb. 1, 2006. The replay will be available on Skyworks’ Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international); access code: 5044277#.
About Skyworks
     Skyworks Solutions, Inc. is an industry leader in radio solutions and precision analog semiconductors servicing a diversified set of mobile communications applications. The company’s power amplifiers, front-end modules and direct conversion transceivers are at the heart of many of today’s leading-edge multimedia handsets, cellular base stations and wireless networking platforms. Skyworks also offers a portfolio of highly innovative linear products, supporting a diverse set of automotive, broadband, industrial and medical customers.
     Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit the Skyworks Web site at: www.skyworksinc.com.
Safe Harbor Statement
     This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
     These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company’s filings with the Securities and Exchange Commission.
     These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
     Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
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SKYWORKS SOLUTIONS, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENT OF OPERATIONS

	Quarter Ended
	Dec. 30,	Dec. 31,
(in thousands)	2005	2004
Net revenues	$198,325	$220,160
Cost of goods sold	123,602	132,141

Gross profit	74,723	88,019
Operating expenses:
Research and development	42,430	37,113
Selling, general and administrative	23,253	27,224
Amortization of intangibles	536	737

Total operating expenses	66,219	65,074
Operating income	8,504	22,945
Interest expense	(3,812)	(3,533)
Other income, net	2,319	1,121

Income before income taxes	7,011	20,533
Provision for income taxes	2,724	6,616

Net income	$4,287	$13,917

Earnings per share:
Basic	$0.03	$0.09
Diluted	$0.03	$0.09
Weighted average shares:
Basic	158,573	156,440
Diluted	158,827	158,905

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF PRO FORMA NON-GAAP MEASURES

	Quarter Ended
	Dec. 30,	Dec. 31,
(in thousands)	2005	2004
GAAP operating income	$8,504	$22,945
Stock-based compensation expense [a]	3,031	—
Restructuring charges [b]	1,796	—
Amortization of intangible assets	536	737

Pro forma operating income	$13,867	$23,682

	Quarter Ended
	Dec. 30,	Dec. 31,
(in thousands)	2005	2004
GAAP net income	$4,287	$13,917
Stock-based compensation expense [a]	3,031	—
Restructuring charges [b]	1,796	—
Amortization of intangible assets	536	737
Tax adjustments [c]	1,167	5,890

Pro forma net income	$10,817	$20,544

	Quarter Ended
	Dec. 30,	Dec. 31,
	2005	2004
GAAP net income per share, diluted	$0.03	$0.09
Stock-based compensation expense [a]	0.02	—
Restructuring charges [b]	0.01	—
Amortization of intangible assets	—	0.01
Tax adjustments [c]	0.01	0.03

Pro forma net income per share, diluted	$0.07	$0.13

[a]	These charges represent expense recognized in accordance with FASB Statement No. 123R, Share-Based Payment. Approximately $0.3 million, $1.4 million and $1.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]	The charges recorded during the first quarter of fiscal 2006 primarily related to a continued reduction in the level of activity within the Company’s cellular baseband product area. Approximately $0.4 million, $1.2 million and $0.2 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[c]	During the first quarter of fiscal 2006, these charges primarily represented a non-cash tax charge related to the utilization of pre-merger deferred tax assets. During the first quarter of fiscal 2005, these charges primarily represented a non-cash tax charge related to the utilization of pre-merger deferred tax assets and a reduction in the expected benefit of foreign deferred tax assets resulting from a change in regulated foreign tax rates.
The above pro forma non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and economic performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generaly accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	Dec. 30,	Sept. 30,
(in thousands)	2005	2005
Assets
Current assets:
Cash and cash equivalents	$129,505	$122,535
Short-term investments	114,970	113,325
Accounts receivable, net	171,065	171,454
Inventories	79,031	77,400
Prepaid expenses and other current assets	10,482	11,268
Property, plant and equipment, net	155,331	150,838
Goodwill and intangible assets, net	509,166	511,119
Other assets	30,390	29,904

Total assets	$1,199,940	$1,187,843

Liabilities and Equity
Current liabilities:
Short-term debt	$50,000	$50,000
Accounts payable	72,296	72,276
Accrued liabilities and other current liabilities	39,416	35,959
Long-term debt	230,000	230,000
Other long-term liabilities	7,115	7,044
Stockholders’ equity	801,113	792,564

Total liabilities and equity	$1,199,940	$1,187,843